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                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant /  /

    Check the appropriate box:

    / /     Preliminary Proxy Statement
    / /     CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
            14a-6(e)(2))
    / /     Definitive Proxy Statement
    /X/     Definitive Additional Materials
    / /     Soliciting Material Pursuant to Section 240.14a-12

                     ---------------------------------------
                  TS&W / CLAYMORE TAX-ADVANTAGED BALANCED FUND
                     ---------------------------------------
               (Names of Registrant As Specified in its Charters)

Payment of Filing Fee (Check the appropriate box):

/X/         No Fee Required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            (1) Title of each class of securities to which transaction applies:

            (2) Aggregate number of securities to which transaction applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            (4) Proposed maximum aggregate value of transaction:

            (5) Total fee paid:

/ /         Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1) Amount Previously Paid:

            (2) Form, Schedule or Registration Statement No.:

            (3) Filing Party:

            (4) Date Filed:

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                  TS&W / CLAYMORE TAX-ADVANTAGED BALANCED FUND



Dear Shareholder:

Please be advised that the annual meeting of shareholders (the "Annual Meeting") of TS&W / Claymore Tax-Advantaged Balanced Fund (the "Fund") held on June 27, 2006 has been adjourned until Tuesday, July 18, 2006 at 11:30 a.m., Central Daylight Time, to give additional time to solicit the additional votes needed to approve the proposals described in the proxy materials previously delivered to you (the "proxy materials"). The adjourned Annual Meeting will be held at the offices of Claymore Advisors, LLC, 2455 Corporate West Drive, Lisle, Illinois 60532.

For the reasons set forth in the proxy materials, the Fund's Board of Trustees unanimously recommends that you vote FOR all proposals described in the proxy materials.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN! Please take a moment now to vote your shares. For your convenience, we are enclosing another proxy card along with a pre-paid postage envelope.

If you have any questions or need assistance with voting your shares, please call Georgeson Shareholder, the Fund's proxy solicitor, toll-free at 866-695-6070 or Claymore Advisors, LLC, the Fund's investment adviser, toll-free at 866-882-0688. Your vote is very important regardless of the number of shares you own.


Nicholas Dalmaso, Chief Legal and Executive Officer
TS&W / Claymore Tax-Advantaged Balanced Fund


             YOUR VOTE IS IMPORTANT; PLEASE VOTE YOUR SHARES TODAY!